SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 MARCH 14, 1997



                           CAPITAL MEDIA GROUP LIMITED
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             (Exact name of registrant as specified in its charter)



               NEVADA                    0-21051                 87-0453100
               ------                    -------                 ----------
           (State or other          (Commission File          (I.R.S. Employer
            jurisdiction                 Number)               Identification
          of incorporation)                                         No.)


                                 25 JAMES STREET
                             LONDON W1M 5HY, ENGLAND
                             -----------------------
                    (Address of principal executive offices)



     Registrant's telephone number, including area code: 011-44-171-224-4141

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ITEM 5.  OTHER EVENTS.

         On March 14, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement"), dated effective as of March 4, 1997, with Unimedia, S.A., a French company ("Unimedia"), and its shareholders, to acquire substantially all of the issued and outstanding securities of Unimedia in exchange for 13,608,885 shares of the Company's authorized but unissued Common Stock (the "Exchange"), which, if the Exchange is completed, will result in the current securities holders of Unimedia owning 35.5% of the issued and outstanding Common Stock of the Company. Additionally, the holders of the Unimedia securities will also receive certain additional securities of the Company at a later date relating to the Company's outstanding warrants (in order to allow such holders to maintain their percentage ownership in the Company).

         Consummation of the Exchange is subject to a number of conditions precedent including but not limited to (i) Unimedia having at the closing of the Exchange $7.0 million in cash or cash equivalents resulting from new subscriptions to Unimedia shares by one or more persons in Unimedia made subsequent to the date of the Agreement, (ii) the execution of the Agreement by the holders of not less than 90% of Unimedia's outstanding securities, (iii) the delivery to the Company of Unimedia's audited financial statements for 1995 and 1996, and (iv) the receipt by the Company and Unimedia of fairness opinions from investment banking firms selected by their respective Boards of Directors.

         The Agreement is cancelable by the Company if the holders of not less than 90% of Unimedia's then outstanding securities have not entered into the Agreement by March 21, 1997, or, by either party, if the closing of the Exchange shall not have occurred by March 31, 1997 (or April 4, 1997, if the closing has commenced by March 31, 1997). Additionally, the Agreement is cancelable by either party within five days after delivery to the other party of a schedule to the Agreement which provides information which is material and adverse to the information previously provided by such party to the other party (in that regard, the parties have agreed to provide the schedules required by the Agreement as soon as practicable, but not later than March 21, 1997).

         If the Exchange is completed, at a meeting of the Company's Board of Directors (the "Board") held immediately after the closing of the Exchange, the Board will take steps to add to the Board four persons who are not currently directors of the Company and who shall be designated by Unimedia for election to the Board. At the time of such meeting, the Board of the Company shall consist of 8 persons, such that as of that Board meeting, the Board shall consist of 12 members. Additionally, the Agreement requires the Company to file a registration statement covering the Company's securities issued in the Exchange not later than April 30, 1997 and to use its reasonable efforts to thereafter cause such registration statement to become effective.

         MMP, S.A., acting for its principal, Groupe AB, which owns 3.2 million shares of the Company's outstanding Common Stock (including 1.6 million shares purchased in the Company's recently completed private placement), also owns 18% of Unimedia's outstanding

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securities and presently has the right to designate two directors to the Board
(Mark Sillam and Jean-Francois Klein are presently serving on the Board as designees of Group AB).

         In the Company's recently completed private placement, Unimedia beneficially purchased 4.0 million of the shares of the Company's Common Stock sold in the Offering, for an aggregate purchase price of $2.0 million. Unimedia borrowed the funds to make this purchase (for which it pledged as security certain of its assets unrelated to the Company) from Universal Independent Holdings Limited, a BVI corporation ("Universal"). Universal has previously made a guaranty on behalf of the Company to secure payment by the Company of its obligations to PTT Telecom relating to the agreement to lease transponder capacity required by the Company to broadcast its television programming in Germany. For information regarding the Company's recently completed private placement, see the Company's Current Report on Form 8-K, dated March 3, 1997. For information regarding the transponder guaranty provided by Universal on behalf of the Company and for information regarding the assets which the Company has pledged to Universal to secure its guaranty, see the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

         It is expected that Unimedia will raise the $7.0 million in new proceeds which it is required to obtain as a condition precedent to the closing of the Exchange by, in part, selling the shares of Common Stock which it purchased in the Offering to the new subscribers agreeing to also purchase interests in Unimedia. It is also anticipated that $2.0 million of the proceeds raised by Unimedia will be used to repay the above-referenced obligation to Universal.

         Unimedia is engaged in the research and development of computer software for providing, via multimedia vehicles such as the Internet, new online services to business users and leisure consumers. In particular, Unimedia has focused its efforts on seeking to develop interactive software that allows users to work, shop, communicate, educate, gamble and amuse themselves. In addition, Unimedia has acquired minority equity positions in other companies having Internet technologies and applications and has entered into agreements to act as distributor for certain computer software applications.

         The descriptions contained herein of the agreement and the transactions contemplated thereunder are qualified in their entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

                                        2

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits.

               2.1 Agreement and Plan of Reorganization dated effective as of March 4, 1997 by and among the Company, Unimedia S.A., a French company, and the Unimedia shareholders who are parties thereto.

                                        3

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CAPITAL MEDIA GROUP LIMITED



                                     By: /s/ CHARLES KOPPEL
                                         ----------------------
                                         Charles Koppel, President


Date: March 24, 1997

                                        4
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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
------    -----------


2.1 Agreement and Plan of Reorganization dated effective as of March 4, 1997 by and among the Company, Unimedia S.A., a French company, and the Unimedia shareholders who are parties thereto.